Exhibit 10.4

KITE REALTY GROUP TRUST

Schedule of Non-Employee Trustee Fees and Other Compensation

Annual Retainer	$42,500

Committee Chair Annual Retainer	Audit Committee: $15,000 Compensation Committee: $12,500 Nominating and Corporate Governance Committee: $7,500

Committee Member Annual Retainer	Audit Committee: $5,000 Compensation Committee: $5,000 Nominating and Corporate Governance Committee: $5,000

Lead Trustee Annual Retainer	$15,000

Annual Restricted Share Awards
Upon initial election, each trustee receives 3,000 restricted shares that vest 1 year from date of grant.

On an annual basis each year after their initial election, each trustee will receive restricted shares with a value of $42,500 that vest 1 year from the date of grant.

Effective: July 2013